SIFCO Industries, Inc. (“SIFCO”) Announces
Fiscal 2017 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE MKT: SIF) today announced financial results for its fiscal year 2017 and fourth quarter, which ended September 30, 2017.
Fiscal Year

•	Net sales in fiscal 2017 increased 2.0% to $121.5 million, compared with $119.1 million in fiscal 2016.

•	Net loss for fiscal 2017 was $14.2 million, or $(2.59) per diluted share, compared with net loss of $11.3 million, or $(2.07) per diluted share, in fiscal 2016.

•	Adjusted EBITDA in fiscal 2017 was $6.2 million compared with Adjusted EBITDA of $4.0 million in fiscal 2016.

Fourth Quarter

•	Net sales in the fourth quarter of fiscal 2017 decreased 10.6% to $28.5 million, compared with $31.9 million in the fourth quarter of fiscal 2016.

•
Net loss for the fourth quarter of fiscal 2017 was $3.7 million, or $(0.68) per diluted share, compared with a net loss of $7.4 million, or $(1.34) per diluted share, in the fourth quarter of fiscal 2016.

•	Adjusted EBITDA in the fourth quarter of fiscal 2017 was a loss of $0.2 million compared with Adjusted EBITDA of $1.4 million in the fourth quarter of fiscal 2016.

CEO Peter W. Knapper stated, “We continued to witness significant change for SIFCO, due to our focus on improving the Company's operational and financial performance. In fiscal 2017, among other actions, we streamlined our operations, reorganized our Sales team and continued to emphasize our enterprise-wide priorities of "Safety, Quality, and Delivery." As a result of these steps, SIFCO saw improved financial performance in pre-tax results, Adjusted EBITDA and working capital improvements in fiscal 2017. Our target markets, both Aerospace and Energy, remain strong and SIFCO is committed to driving improved profitability and growth in fiscal 2018 and forward."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. Adjusted EBITDA is a non-GAAP financial measure and is intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2017 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Fiscal Year Ended September 30
(Amounts in thousands, except per share data)

	Fiscal Year Ended September 30,
	2017	2016
Net sales	$121,458	$119,121
Cost of goods sold	108,094	107,039
Gross profit	13,364	12,082
Selling, general and administrative expenses	17,773	17,359
Goodwill impairment	—	4,164
Amortization of intangible assets	2,168	2,593
Loss on disposal or impairment of operating assets	4,957	31
Operating loss	(11,534)	(12,065)
Interest income	(56)	(51)
Interest expense	2,208	1,715
Foreign currency exchange loss, net	47	33
Other income, net	(593)	(429)
Loss from operations before income tax expense (benefit)	(13,140)	(13,333)
Income tax expense (benefit)	1,069	(1,998)
Net loss	$(14,209)	$(11,335)

Net loss per share:
Basic	$(2.59)	$(2.07)
Diluted	$(2.59)	$(2.07)

Weighted-average number of common shares (basic)	5,487	5,475
Weighted-average number of common shares (diluted)	5,487	5,475

Quarter Ended September 30
(Amounts in thousands, except per share data)

	Quarter Ended September 30,
	2017	2016
Net sales	$28,515	$31,880
Gross profit	1,968	3,416

Net loss	$(3,742)	$(7,388)

Net loss per share
Basic	$(0.68)	$(1.34)
Diluted	$(0.68)	$(1.34)

(Amounts in thousands, except per share data)	September 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,399	$471
Receivables, net of allowance for doubtful accounts of $330 and $706, respectively	25,894	25,158
Inventories, net	20,381	28,496
Refundable income taxes	292	1,773
Prepaid expenses and other current assets	1,644	2,177
Current assets of business held for sale	2,524	—
Total current assets	52,134	58,075
Property, plant and equipment, net	39,508	48,958
Intangible assets, net	6,814	11,138
Goodwill	12,170	11,748
Other assets	261	538
Total assets	$110,887	$130,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,560	$18,258
Revolver	18,557	12,751
Accounts payable	12,817	14,520
Accrued liabilities	6,791	5,234
Total current liabilities	45,725	50,763
Long-term debt, net of current maturities	5,151	7,623
Deferred income taxes	3,266	2,929
Pension liability	6,184	8,341
Other long-term liabilities	430	431
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares – 5,596 at September 30, 2017 and 5,525 at September 30, 2016	5,596	5,525
Additional paid-in capital	9,519	9,219
Retained earnings	44,267	58,476
Accumulated other comprehensive loss	(9,251)	(12,850)
Total shareholders’ equity	50,131	60,370
Total liabilities and shareholders’ equity	$110,887	$130,457

Non-GAAP Financial Measures
Presented below is certain financial information based on our EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because it believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:

•	Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments, on indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•	The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and

•	Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating profit (loss), to measure operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

(Dollars in thousands)	Fourth Quarter Ended September 30,		Years Ended September 30,
	2017	2016	2017	2016
Net loss	$(3,742)	$(7,388)	$(14,209)	$(11,335)
Adjustments:
Depreciation and amortization expense	2,462	2,745	9,988	10,766
Interest expense, net	512	432	2,152	1,664
Income tax expense (benefit)	258	1,226	1,069	(1,998)
EBITDA	(510)	(2,985)	(1,000)	(903)
Adjustments:
Foreign currency exchange loss, net (1)	36	6	47	33
Other income, net (2)	(269)	(107)	(593)	(429)
(Gain)/loss on disposal of operating assets (3)	—	(1)	(3)	31
Inventory purchase accounting adjustments (4)	—	—	—	266
Equity compensation expense (income) (5)	(80)	(238)	404	(474)
Pension settlement/curtailment (benefit) expense (6)	(49)	223	(48)	223
Acquisition transaction-related expenses (7)	—	—	—	(94)
LIFO impact (8)	89	(338)	293	(482)
Orange expansion (9)	—	644	2,170	1,419
Executive search (10)	—	—	—	223
Asset impairment charges (11)	594	4,164	4,960	4,164
Adjusted EBITDA	$(189)	$1,368	$6,230	$3,977

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)	Represents miscellaneous non-operating income or expense, primarily rental income from the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company’s books.

(4)	Represents accounting adjustments to value inventory at fair market value associated with the acquisition of a business that was charged to cost of goods sold when the inventory was sold.

(5)
Represents the equity-based compensation benefit and expense recognized by the Company under its 2016 and 2007 Long-term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(6)	Represents expense (benefit) incurred by a defined benefit pension plan related to settlement of pension obligations.

(7)	Represents transaction-related costs such as legal, financial, tax due diligence expenses, valuation services, costs, and executive travel that are required to be expensed as incurred.

(8)	Represents the increase (decrease) in the reserve for inventories for which cost is determined using the last in, first out ("LIFO") method.

(9)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

(10)	Represents costs incurred for executive search fees as mentioned in its Form 8-K filing on March 18, 2016.

(11)
Represents long-lived and definite-lived intangible asset impairment from the Alliance reporting unit in fiscal 2017 and goodwill impairment charge incurred at the Orange reporting unit in fiscal 2016. See Note 1, Summary of Significant Accounting Policies - Asset Impairment, and Note 3, Goodwill and Intangible Assets, of the consolidated financial statements set forth in the Company's Form 10-K for the year-ended September 30, 2017 for further discussion.

Contacts

SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com